    SCHRODER SERIES TRUST, SCHRODER CAPITAL FUNDS (DELAWARE), SCHRODER GLOBAL
                    SERIES TRUST (COLLECTIVELY, THE "FUNDS")
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

The Funds are confident that the officers, Trustees and other persons involved with the Funds' business act with integrity and good faith. It is recognized, however, that personal interests may conflict with the Funds' interests where officers, Trustees and certain other persons:

     o    Know about the Funds' present or future portfolio transactions; or

     o    Have the power to influence the Funds' portfolio transactions; and

     o    Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the
Funds have adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest and establish reporting requirements and create procedures. Definitions of terms used throughout the
Code are included in Appendix I.

I.       ABOUT THIS CODE OF ETHICS

         A.       Who is Covered by the Code?

                  The Funds' "Access Persons" are covered under this Code. The
                  Funds' "Access Persons" generally are:

                  o   All Trustees of the Funds, both interested and independent

                  o   All Fund Officers

         B.       This Code sets forth specific prohibitions and restrictions.
                  They apply to all Access Persons of the Fund except where
                  otherwise noted. The Code also sets out reporting requirements for Access Persons. For the reporting requirements, please refer to Parts A and B as indicated below:

                  o   Independent Trustees                           Part A

                  o   Interested Trustees and Fund Officers          Part B

                                                                               1

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Funds by its shareholders, and because the Funds believe that their operations should benefit their shareholders, the Funds have adopted the following principles to be followed by its Access Persons:

         The interests of the Funds' shareholders are paramount. Therefore, all personal securities transactions must be effected in a manner that avoids any conflict between personal interests and the interests of the
         Funds or their shareholders.

         Actions or activities that allow Access Persons to benefit from their position with the Funds must be avoided.

III.     GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         Access Persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by any of the Funds:

         A.       Employ any device, scheme or artifice to defraud the Funds;

         B.       Make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C.       Engage in any act, practice or course of business that
                  operates or would operate as a fraud or deceit upon the Funds;
                  or

         D.       Engage in any manipulative practice with respect to the Funds.

IV.      PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS
         (not applicable to Independent Trustees)

         A.       Blackout Period on Personal Securities Transactions

                  This restriction applies to (i) Access Persons who are not subject to dual codes, as described below and who, in
                  connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of
                  Securities by the Funds or whose functions relate to the
                  making of any recommendations with respect to purchases or sales.
                  These persons may not purchase or sell, directly or
                  indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership within 7 days before or after the same (or a related) Security is being purchased or sold by any Fund.

                                                                               2

                  B.       Prohibition on Frequent "In and Out" Trading

                  This prohibition applies to Access Persons who are not subject to dual codes, who, in connection with their regular duties, make, participate in, or obtain information regarding the
                  purchase or sale of Securities by the Funds; or whose
                  functions relate to the making of any recommendations with respect to the purchase or sale of Securities by the Funds.
                  These persons may not profit from the purchase or sale or sale or purchase of a Security or a related security, within 60 calendar days.

                  C.       Pre-Approval for IPOs and Limited Offerings

                  This restriction applies to Access Persons who are not subject to dual codes, who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by a Fund. These persons must obtain approval from the Funds' Chief Compliance Officer (the "CCO")
                  before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

V.       REPORTING REQUIREMENTS

         Access Persons of the Funds must comply with the reporting requirements set forth in Parts A and B.

VI.      REVIEW AND ENFORCEMENT OF THE CODE

         A.       The Chief Compliance Officer's Duties and Responsibilities.

                  (1)      The CCO shall notify each person who becomes an
                           Access Person of the Funds and who is required to
                           report under this Code of Ethics of their reporting
                           requirements no later than 10 days before the first
                           quarter in which such person is required to begin
                           reporting.

                  (2)      The CCO will, on a quarterly basis, compare all
                           reported personal securities transactions with the
                           Funds' portfolio transactions and a list of
                           Securities that were being considered for purchase or
                           sale by the Fund's investment adviser(s) during the
                           period to determine whether a Code violation may have
                           occurred.

                  (3)      The CCO will submit his or her own reports, as may be
                           required pursuant to Parts A-C hereof, to the Board
                           of Trustees.

                                                                               3

                  (4)      The CCO will create a written report detailing any
                           approval(s) granted for the acquisition of securities
                           offered in connection with an IPO or limited
                           offering. The report must include the rationale
                           supporting any decision to approve such an
                           acquisition.

VII.     ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the CCO and the Chief Compliance Officer of the investment adviser(s) (including any sub-advisers), will provide written reports to the Funds' Board of Trustees as follows:

         A.       Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The CCO may report to the Board more frequently as s/he deems necessary or
                  appropriate or shall do so as requested by the Board.

         B.       Certification. Each report must be accompanied by a
                  certification to the Board that the Funds, their investment adviser(s) (including any sub-advisers), and principal
                  underwriter(s) have adopted procedures reasonably necessary to prevent their Access Persons from violating their code of
                  ethics.

VIII.    INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

         A.       General Principle: Overlapping Responsibilities. A person who is both an Access Person of a Fund and an Access Person of an investment adviser to, or principal underwriter for, the Funds is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of
                  ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These Access Persons,
                  however, remain subject to the principles and prohibitions in
                  Sections II and III hereof.

         B.       Procedures. Each such investment adviser (including
                  subadvisers) and principal underwriter of the Funds must:

                  (1)      Submit to the Boards of Trustees of the Funds a copy
                           of its code of ethics adopted pursuant to or in
                           compliance with Rule 17j-1;

                  (2)      Promptly furnish to the Funds, upon request, copies
                           of any reports made under its code of ethics by any
                           person who is also covered by the Funds' Code; and

                                                                               4

                  (3)      Promptly report to the Funds, in writing, any
                           material amendments to its code of ethics, along with
                           the certification described under Section VII.B.
                           above.

IX.      RECORDKEEPING

         The Funds will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

         A.       A copy of this Code and any other code adopted by the Funds, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B.       A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C.       A copy of each Quarterly Transaction Report, Initial Holdings
                  Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A-B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         D.       A record of all persons, currently or within the past five years, who are or were required to submit reports under this
                  Code, or who are or were responsible for reviewing these
                  reports, will be maintained in an easily accessible place.

         E.       A copy of each annual report required by Section VII of this
                  Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two
                  years in any easily accessible place.

         F.       A record of any decision, and the reasons supporting the
                  decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

Adopted: February 15, 2005

                                                                               5

                                     PART A

                              INDEPENDENT TRUSTEES

I.       QUARTERLY TRANSACTION REPORTS

         (A)      Subject to Section II. (B) below, each quarter, you must
                  report all of your Securities transactions effected, as well as any securities accounts you established, during the
                  quarter. You must submit your report to the CCO no later than
                  30 days after the end of each calendar quarter. A Quarterly
                  Personal Securities Transactions Report Form is included as
                  Appendix II.

         (B)      If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

         (C)      You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Funds, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO no later than 30 days after the end of the calendar quarter. Please see the
                  Review Officer for more information about this reporting
                  mechanism.

II.      WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         (A)      You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial
                  ownership. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

         (B)      NOTWITHSTANDING  SECTION I ABOVE,  REPORTS OF  INDIVIDUAL
                  SECURITIES TRANSACTIONS ARE REQUIRED ONLY IF YOU KNEW AT THE
                  TIME OF THE TRANSACTION, OR IN THE ORDINARY COURSE OF
                  FULFILLING YOUR OFFICIAL DUTIES AS A TRUSTEE SHOULD HAVE
                  KNOWN, THAT DURING THE 15-DAY PERIOD IMMEDIATELY PRECEDING
                  OR FOLLOWING THE DATE OF YOUR TRANSACTION, THE SAME SECURITY
                  WAS PURCHASED OR SOLD, OR WAS BEING CONSIDERED FOR PURCHASE
                  OR SALE, BY THE FUND (OR ANY SERIES THEREOF). ALSO
                  NOTWITHSTANDING SECTION 1 ABOVE, YOU ARE REQUIRED TO REPORT
                  THE OPENING OF A SECURITIES ACCOUNT ONLY IF THE ACCOUNT
                  HOLDS OR HELD

                                                                               6

                  SECURITIES THAT ARE THE SUBJECT OF A REPORT REQUIRED UNDER
                  THIS PARAGRAPH B.

                  The "should have known" standard does not:

                     o    imply a duty of inquiry;

                     o    presume you should have deduced or  extrapolated
                          from  discussions  or memoranda  dealing with the
                          Funds' investment strategies; or

                     o    impute knowledge from your awareness of the Funds'
                          portfolio holdings, market considerations, or
                          investment policies, objectives and restrictions.

III.     WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         (A)      Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

         (B)      Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an
                  automatic payroll deduction plan, where you purchased a
                  Security issued by your employer;

         (C)      PURCHASES EFFECTED ON THE EXERCISE OF RIGHTS ISSUED BY AN
                  ISSUER PRO RATA TO ALL HOLDERS OF A CLASS OF ITS SECURITIES,
                  AS LONG AS YOU ACQUIRED THESE RIGHTS FROM THE ISSUER, AND
                  SALES OF SUCH RIGHTS;

         (D)      PURCHASES OR SALES WHICH ARE NON-VOLITIONAL, INCLUDING
                  PURCHASES OR SALES UPON THE EXERCISE OF WRITTEN PUTS OR CALLS
                  AND SALES FROM A MARGIN ACCOUNT PURSUANT TO A BONA FIDE MARGIN
                  CALL; and

                     o   shares in any open-end US registered investment company

                     o   securities which are direct obligations of the U.S.
                         Government (i.e., Treasuries)

                     o   bankers' acceptances, bank certificates of deposit,
                         commercial paper, repurchase agreements and other
                         high quality short-term debt instruments.

                                                                               7

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                     PART B

                      INTERESTED TRUSTEES AND FUND OFFICERS

I.       REQUIRED REPORTS

         (A)      Initial Holdings Report.

                  You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code reporting
                  requirements. You must submit this list to the CCO within 10 days of the date you first become subject to this Code
                  reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

         (B)      Annual Holdings Report.

                  Each year, you must submit to the CCO a listing of all
                  Securities you beneficially own, as well as all of your
                  securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual
                  Holdings Report Form is attached as Appendix IV.

         (C)      Quarterly Transaction Reports.

                  (1)      Each quarter, you must report all of your Securities
                           transactions effected, as well as any securities
                           accounts you established, during the quarter. You
                           must submit your report to the CCO no later than 30
                           days after the end of each calendar quarter. A
                           Quarterly Personal Securities Transactions Report
                           Form is included as Appendix II.

                  (2)      If you had no reportable transactions and did not
                           open any securities accounts during the quarter, you
                           are still required to submit a report. Please note on
                           your report that you had no reportable items during
                           the quarter, and return it, signed and dated.

                  (3)      You need not submit a quarterly report if the report
                           would duplicate information contained in broker trade
                           confirmations or account statements received by the
                           Fund, provided that all required information is
                           contained in the broker trade confirmations or
                           account statements and is received by the CCO no
                           later than 30 days after the end of the calendar
                           quarter.

                                                                               8

II.      WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:

                     o     shares in any open-end US registered investment
                           company

                     o     securities which are direct obligations of the U.S.
                           Government (i.e., Treasuries)

                     o     bankers' acceptances, bank certificates of deposit,
                           commercial paper, repurchase agreements and other
                           high quality short-term debt instruments.

                                                                               9

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the Investment Company Act of 1940 ("1940 Act") and the
other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access Person means:

           o      any Trustee or officer of the Fund

           o      any employee of the Fund (or of any company in a control
                  relationship to the fund) who, in connection with his or her regular functions or duties, makes, participates in, or
                  obtains information regarding the purchase or sale of
                  Securities by the Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales.

Beneficial Ownership means the same as it does under Section 16 of the
Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section
2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

Fund officers means any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Fund.

                                                                              10

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization
(e.g., Moodys, Investors Service).

Independent Trustee means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

Interested Trustee means a Trustee of the Fund who is an interested person of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Limited offering means an offering that is exempt from registration under the
Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule
505 or Rule 506 (e.g., private placements).

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A Security held or to be acquired by the Fund means: (A) any Security that within the most recent 15 days (i) is or has been held by the Fund; or (ii) is being or has been considered by a Fund's adviser for purchase by a Fund; and (B)
any option to purchase or sell, and any security convertible into or exchangeable for, any Security described in (A) of this definition.

                                                                              11

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
                           --------------------------------------------
Calendar Quarter Ended:
                           --------------------------------------------
Date Report Due:
                           --------------------------------------------
Date Report Submitted:
                           --------------------------------------------

Securities Transactions

----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------
                                             Principal
                                              Amount,
                Name of                       Maturity
                Issuer       No. of           Date and
                  and        Shares         Interest Rate                                    Name of Broker,
   Date of     Title of        (if               (if             Type of                      Dealer or Bank
 Transaction   Security     applicable)       applicable)      Transaction      Price      Effecting Transaction
------------- ---------- --------------- ------------------ ----------------- --------- ---------------------------

------------- ---------- --------------- ------------------ ----------------- --------- ---------------------------

------------- ---------- --------------- ------------------ ----------------- --------- ---------------------------

------------- ---------- --------------- ------------------ ----------------- --------- ---------------------------

------------- ---------- --------------- ------------------ ----------------- --------- ---------------------------

If you have no securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts
If you established a securities account during the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------------------------
           Name of Broker, Dealer or Bank                Date Account was           Name(s) on and Type of Account
                                                            Established
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature                                      Date
         -----------------------------------         ------------------

                                                                              12

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                         -------------------------------------------------------
Date Person Became Subject to the Code Reporting Requirements:
                                                              ------------------
Information in Report Dated as of:
                                  ----------------------------------------------
Date Report Due:
                ----------------------------------------------------------------
Date Report Submitted:
                      ----------------------------------------------------------

Securities Holdings

------------------------------ --------------------- -----------------------------------------------
     Name of Issuer and           No. of Shares       Principal Amount, Maturity Date and Interest
      Title of Security          (if applicable)                  Rate (if applicable)
------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

------------------------------ --------------------- -----------------------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

----------------------------------------------------------------------------------------------------
           Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature                                      Date
         -----------------------------------         ------------------

                                                                              13

                                   APPENDIX IV

                                    ANNUAL HOLDINGS REPORT

Name of Reporting Person:
                         -------------------------------------------------------
Information in Report Dated as of:
                                  ----------------------------------------------
Date Report Due:
                 ---------------------------------------------------------------
Date Report Submitted:
                      ----------------------------------------------------------
Calendar Year Ended: December 31,
                                 -----------

Securities Holdings

------------------------------ --------------------- --------------------------------------------------------
     Name of Issuer and           No. of Shares       Principal Amount, Maturity Date and Interest Rate (if
      Title of Security          (if applicable)                           applicable)
------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

------------------------------ --------------------- --------------------------------------------------------

If you have no securities holdings to report for the year, please check here.[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Accounts

--------------------------------------------------- ------------------- -------------------------------------
          Name of Broker, Dealer or Bank             Date Account Was      Name(s) on and Type of Account
                                                       Established
--------------------------------------------------- ------------------- -------------------------------------

--------------------------------------------------- ------------------- -------------------------------------

--------------------------------------------------- ------------------- -------------------------------------

If you have no securities accounts to report for the year, please check here.[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature                                      Date
         -----------------------------------       --------------------

                                                                              14

                                   APPENDIX V
                            COMPLIANCE CERTIFICATION
  ----------------------------------------------------------------------------

                              Initial Certification

I certify that I:     (i)   have received, read and reviewed the Funds' Code of
                            Ethics;
                      (ii)  understand the policies and procedures in the Code;
                      (iii) recognize that I am subject to such policies and
                            procedures;
                      (iv)  understand the penalties for non-compliance;
                      (v)   will fully comply with the Funds' Code of Ethics;
                            and
                      (vi)  have fully and accurately completed this
                            Certificate.

Signature:
          -------------------------------------------

Name:                                                (Please print)
         --------------------------------------------
Date Submitted:
               -----------------------------
Date Due:
                  -----------------------------------
  ----------------------------------------------------------------------------

                              Annual Certification

I certify that I:     (i)   have received, read and reviewed the Funds' Code of
                            Ethics;

                      (ii)  understand the policies and procedures in the Code;

                      (iii) recognize that I am subject to such policies and
                            procedures;

                      (iv)  understand the penalties for non-compliance;

                      (v)   have complied with the Funds' Code of Ethics and any
                            applicable reporting requirements during this past
                            year;

                      (vi)  have fully disclosed any exceptions to my compliance with the Code below; (vii) will fully comply with
                            the Funds' Code of Ethics; and

                      (vi)  have fully and accurately completed this
                            Certificate.

EXCEPTION(S):

Signature:
          -------------------------------------------

Name:                                                 (Please print)
         --------------------------------------------
Date Submitted:
               -----------------------------
Date Due:
          -------------------------------------------

                                                                              15